Exhibit 23

[Stegman & Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 24, 2010 regarding the consolidated statements of financial condition of WSB Holdings, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008 in the Annual Report on Form 10-K.

/s/Stegman & Company

Baltimore, Maryland

March 30, 2010